Exhibit 4.108
                                                                   -------------

                                                                [EXECUTION COPY]


                            CONSENT TO SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT

     THIS CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 9, 2004 (this "Consent"), is made by and among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (the "Parent"), DTG OPERATIONS, INC., an Oklahoma corporation ("Operations"), THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty" and, together with Operations, the "Subsidiary Borrowers"; the Parent and the Subsidiary Borrowers being collectively referred to herein as the "Borrowers"), the Lenders (as defined below) parties hereto and the Administrative Agent (as defined below).

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrowers, the various financial institutions parties thereto (collectively, the "Lenders"), Credit Suisse First Boston ("Credit Suisse First Boston"), as the administrative agent (in such capacity, the "Administrative Agent") for the Lenders, and JPMorgan Chase Bank ("Chase"), as the syndication agent (in such capacity, the "Syndication Agent", and, together with the Administrative Agent, the "Agents") for the Lenders, have heretofore entered into that certain Second Amended and Restated Credit Agreement, dated as of December 6, 2002 (as amended by the First Amendment to Second Amended and Restated Credit Agreement, dated as of March 7, 2003 and the Second Amendment to Second Amended and Restated Credit Agreement, dated as of July 31, 2003, the "Credit Agreement");

     WHEREAS, Operations desires to acquire substantially all of the assets of a Thrifty franchisee licensed to rent motor vehicles under the Thrifty name in, among other places, Orlando and Tampa, Florida, for approximately $37,500,000 (the "Orlando/Tampa Acquisition");

     WHEREAS, the Borrowers desire to have the Lenders consent and agree that the Orlando/Tampa Acquisition shall be treated as if it were a Permitted Business Acquisition for all purposes of the Credit Agreement without the expenditures incurred in connection therewith being included in the calculation of aggregate expenditures in respect of Business Acquisitions consummated during the 2004 Fiscal Year for purposes of clause (a) of the definition of the term "Permitted Business Acquisition" in the Credit Agreement; and

     WHEREAS, the Lenders and the Administrative Agent are willing, on and subject to the terms and conditions set forth below, to consent to the Orlando/Tampa Acquisition as provided below (the Credit Agreement, as modified pursuant to the terms of this Consent, being referred to as the "Amended Credit Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Consent shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the first recital.

     "Agents" is defined in the first recital.

     "Amended Credit Agreement" is defined in the fourth recital.

     "Borrowers" is defined in the preamble.

     "Consent" is defined in the preamble.

     "Consent Effective Date" is defined in the preamble to Article III.

     "Credit Agreement" is defined in the first recital.

     "Lenders" is defined in the first recital.

     "Orlando/Tampa Acquisition" is defined in the second recital.

     "Parent" is defined in the preamble.

     SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Amended Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Consent with such meanings.


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

                                   ARTICLE II

                                     CONSENT

     Effective as of the date hereof (but subject to the occurrence of the Consent Effective Date), the Lenders hereby consent and agree that the Orlando/Tampa Acquisition shall be treated as if it were a Permitted Business Acquisition for all purposes of the Credit Agreement (including clause (b) of Section 8.2.9 of the Credit Agreement) without the expenditures incurred in connection therewith being included in the calculation of aggregate expenditures in respect of Business Acquisitions consummated during the 2004 Fiscal Year for purposes of clause (a) of the definition of the term "Permitted Business
Acquisition" in the Credit Agreement to the extent such expenditures do not exceed $37,500,000 (it being understood and agreed that such expenditures may exceed such amount but that any such excess shall be included in the calculation of aggregate expenditures in respect of Business Acquisitions consummated during the 2004 Fiscal Year for purposes of clause (a) of the definition of the term "Permitted Business Acquisition" in the Credit Agreement).

     In connection with the foregoing consent, the Borrowers hereby agree to provide the Administrative Agent written notice of the consummation of the Orlando/Tampa Acquisition and the aggregate amount of such expenditures paid at closing within five Business Days of the consummation thereof.

                                  ARTICLE III

                           CONDITIONS TO EFFECTIVENESS

     This Consent, and the consent contained herein, shall be and become effective on the date (the "Consent Effective Date") when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent.

     SECTION 3.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Consent, duly executed and delivered on behalf of
(i) each of the Borrowers and (ii) the Required Lenders.

     SECTION 3.2. Pro Forma Compliance Certificate. The Administrative Agent shall have received a Compliance Certificate executed by the chief financial
Authorized Officer of the Parent certifying and showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent) that on a historical pro forma basis (after giving effect to the Orlando/Tampa Acquisition and all transactions related thereto (including all Indebtedness that would be assumed or incurred as a result of such acquisition) and all Business Acquisitions consummated prior thereto during the applicable periods thereunder) as of the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to Section
8.1.1 of the Amended and Restated Credit Agreement or Section 8.1.1 of the Credit Agreement, financial statements have been, or are required to have been, delivered by the Parent and the Parent would be in compliance with Section 8.2.4 of the Credit Agreement as of the last day of such Fiscal Quarter.

     SECTION 3.3. Consent Effective Date Certificate. The Administrative Agent shall have received a certificate from the chief financial Authorized Officer of the Parent confirming the representations and warranties set forth in Article IV and otherwise in the form set forth in Annex I hereto.

     SECTION 3.4. Execution of Affirmation and Acknowledgment. The Administrative Agent shall have received an affirmation and acknowledgment in form and substance satisfactory to it, duly executed and delivered by each Guarantor and any other Obligor that has granted a Lien pursuant to any Loan Document, other than the Borrowers.

     SECTION 3.5. Fees and Expenses. The Administrative Agent shall have received all fees and expenses due and payable pursuant to Section 5.3 hereof (to the extent then invoiced) and pursuant to the Amended Credit Agreement (including all previously invoiced fees and expenses).


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

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Administrative Agent to enter into this Consent, each of the Borrowers hereby represents and warrants to each Agent and each Lender, as of the date hereof, as set forth in this Article IV.

     SECTION 4.1. Representations and Warranties. (a) The representations and warranties set forth in Article VII of the Credit Agreement (excluding, however, those contained in Section 7.7 of the Credit Agreement) and in each other Loan Document are, in each case, true and correct (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

     (b) except as disclosed by any Borrower to the Administrative Agent, the Issuer and the Lenders pursuant to Section 7.7 of the Credit Agreement

          (i) there is no pending or, to the best knowledge of any Borrower, threatened litigation, action, proceeding or labor controversy affecting any Borrower or any of its Subsidiaries, or any of their respective properties, businesses, or revenues, which may materially adversely affect the businesses, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or which purports to affect the legality, validity or enforceability of this Consent, the Credit Agreement, the Notes or any other Loan Document, except as disclosed in Item 7.7 ("Litigation") of the Disclosure Schedule to the Credit Agreement; and

          (ii) no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.7 of the Credit Agreement which may materially adversely affect the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or which purports to affect the legality, validity or enforceability of this Consent, the Credit Agreement, the Notes, or any other Loan Document;

     (c) no Default (other than any Default that would not exist upon effectiveness of this Consent) has occurred and is continuing, and neither any Borrower nor any of their respective Subsidiaries nor any other Obligor is in material violation of any law or governmental regulation or court order or decree; and

     (d) this Consent has been duly authorized, executed and delivered by each of the Borrowers and constitutes a legal, valid and binding obligation of each such Person, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law.


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

     SECTION 4.2. Full Disclosure. Except as corrected by written information delivered to the Agents and the Lenders reasonably prior to the date on which this representation is made, all information (other than financial and business projections and forecasts) heretofore or contemporaneously furnished by any Borrower in writing to any Agent, the Issuer or any Lender for purposes of or in connection with this Consent is true and accurate in every material respect and such information is not incomplete by omitting to state any material fact necessary to make such information not materially misleading in light of the circumstances under which such information was furnished. All financial and business projections and forecasts delivered to any Agent, the Issuer or any Lender by or on behalf of any Borrower have been prepared in good faith based upon assumptions which the Borrowers believe to be reasonable.

                                   ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.1. Full Force and Effect; Limited Effect. Except as expressly modified hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unmodified and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The consent set forth herein shall be limited precisely as provided for herein to the provisions expressly modified herein and shall not be deemed to be an consent to, waiver of or modification of any other term or provision of the Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of any of the Borrowers or any other Obligor which would require the consent of the Lenders under the Credit Agreement or any of the other Loan Documents.

     SECTION 5.2. Loan Document Pursuant to Credit Agreement. This Consent is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the date hereof, the Amended Credit Agreement). Any breach of any representation or warranty or covenant or agreement contained in this Consent shall be deemed to be an Event of Default for all purposes of the Credit Agreement and the other Loan Documents.

     SECTION 5.3. Fees and Expenses. The Borrowers, jointly and severally, agree to pay on demand all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Consent and the documents and transactions contemplated hereby, including the reasonable fees and disbursements of Mayer, Brown, Rowe & Maw, as counsel for the Administrative Agent.

     SECTION 5.4. Headings. The various headings of this Consent are inserted for convenience only and shall not affect the meaning or interpretation of this Consent or any provisions hereof.

     SECTION 5.5. Execution in Counterparts. This Consent may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.


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

     SECTION 5.6. Cross-References. References in this Consent to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Consent.

     SECTION 5.7. Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 5.8. GOVERNING LAW. THIS CONSENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.



     IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


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

                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.



                                        By:_____________________________________
                                           Name:  Pamela S. Peck
                                           Title: Treasurer



                                        DTG OPERATIONS, INC.



                                        By:_____________________________________
                                           Name:  Pamela S. Peck
                                           Title: Treasurer



                                        THRIFTY RENT-A-CAR SYSTEM, INC.



                                        By:_____________________________________
                                           Name:  Pamela S. Peck
                                           Title: Treasurer



                                        CREDIT SUISSE FIRST BOSTON, acting
                                          through its New York Branch, as the
                                          Administrative Agent



                                        By:_____________________________________
                                           Name:
                                           Title:



                                        By:_____________________________________
                                           Name:
                                           Title:


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


                                        LENDERS:
                                        CREDIT SUISSE FIRST BOSTON, acting
                                          through its Cayman Islands Branch



                                        By:_____________________________________
                                           Name:
                                           Title:



                                        By:_____________________________________
                                           Name:
                                           Title:



                                        JPMORGAN CHASE BANK



                                        By:_____________________________________
                                           Name:
                                           Title:



                                        BANK OF OKLAHOMA, NATIONAL ASSOCIATION



                                        By:_____________________________________
                                           Name:
                                           Title:



                                        DEUTSCHE BANK AG, NEW YORK BRANCH



                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:


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


                                        BANK OF TOKYO-MITSUBISHI TRUST COMPANY



                                        By:_____________________________________
                                           Name:
                                           Title:



                                        DRESDNER BANK AG, NEW YORK AND GRAND
                                          CAYMAN BRANCHES



                                        By:_____________________________________
                                           Name:
                                           Title:



                                        By:_____________________________________
                                           Name:
                                           Title:



                                        LOCAL OKLAHOMA BANK, N.A.



                                        By:_____________________________________
                                           Name:
                                           Title:



                                        MIDFIRST BANK



                                        By:_____________________________________
                                           Name:
                                           Title:



                                        THE BANK OF NOVA SCOTIA



                                        By:_____________________________________
                                           Name:
                                           Title:

                                        ARVEST BANK (formerly known as Arvest
                                          State Bank)



                                        By:_____________________________________
                                           Name:
                                           Title:



                                        TEXTRON FINANCIAL CORPORATION



                                        By:_____________________________________
                                           Name:
                                           Title:


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